                                                                    EXHIBIT 4(h)



                          FOURTH SUPPLEMENTAL INDENTURE
                          -----------------------------


         THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of May 10, 2002, among WORTHINGTON INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Ohio, having its principal office at 1205 Dearborn Drive, Columbus, Ohio 43085 (the "Company"), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as successor trustee to Chase Manhattan Trust Company, National Association (successor Trustee to PNC Bank, National Association, formerly known as PNC Bank, Ohio, National Association), a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the "Trustee").

                                    RECITALS
                                    --------

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 15, 1996, a First Supplemental Indenture thereto, dated as of February 27, 1997, a Second Supplemental Indenture thereto, dated as of December 12, 1997, and a Third Supplemental Indenture thereto, dated as of October 13, 1998 (collectively, the "Indenture"), providing for the issuance by the Company of an unlimited amount of its Debt Securities; and

         WHEREAS, simultaneously with the execution and delivery of this Fourth Supplemental Indenture, the Company is entering into a Five-Year Revolving Credit Agreement and a 364-Day Revolving Credit Agreement (collectively, the "Credit Agreements"), each dated May 10, 2002, with certain lenders as identified therein (the "Lenders") and certain other parties; and

         WHEREAS, as a condition to the making of the loans pursuant to the Credit Agreements, the Lenders are requiring the Company to pledge, pursuant to that certain Pledge Agreement (the "Pledge Agreement"), dated as of even date herewith, to Wells Fargo Bank Minnesota, National Association, as Collateral Agent, certain collateral, consisting primarily of certain promissory notes issued by certain subsidiaries of the Company in favor of the Company; and

         WHEREAS, Section 4.10 of the Indenture would otherwise prohibit such pledge, unless the Company contemporaneously secures the Debt Securities now or hereafter outstanding equally and ratably with the other obligations secured thereby; and

         WHEREAS, Section 9.01 of the Indenture provides that the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee may enter into a supplemental Indenture without the consent of any Holders for the purpose of conveying, transferring, assigning, mortgaging or pledging any property to or with the Trustee, or making such other provisions in regard to matters or questions arising under the Indenture as shall not adversely affect the interests of any Holders of Debt Securities of any series; and

         WHEREAS, the Pledge Agreement provides for the pledge of the Collateral (as defined in the Pledge Agreement) for the equal and ratable benefit of the Lenders and the Trustee for the benefit of the Holders of the Debt Securities and does not adversely affect the interests of any Holders of the Debt Securities of any series; and

         WHEREAS, immediately after giving effect to the terms of this Fourth Supplemental Indenture, no Default or Event of Default would occur or be continuing; and

         WHEREAS, all things necessary to make this Fourth Supplemental Indenture, when executed by the parties hereto, a valid and binding supplement to the Indenture have been done and performed;

         NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby mutually covenant and agree as follows:

         SECTION 1. ACKNOWLEDGEMENT OF, AGREEMENT TO AND ACCEPTANCE OF PLEDGE. The Company hereby expressly acknowledges, represents, warrants, covenants and agrees that it (i) has duly authorized, executed and delivered the Pledge Agreement in favor of Wells Fargo Bank Minnesota, National Association, as collateral agent (the "Collateral Agent"), for the equal and ratable benefit of each of the Lenders and the Holders of Debt Securities (collectively, the "Secured Parties") and, pursuant to the terms and conditions of the Pledge Agreement, pledged to the Secured Parties and granted to the Secured Parties a continuing security interest in all of the Collateral (as defined in the Pledge Agreement), (ii) has deposited with the Collateral Agent all of the promissory notes described on Exhibit A attached to the Pledge Agreement, together with all necessary instruments of transfer or assignment, duly executed in blank, and
(iii) has delivered to the Trustee a fully-executed copy of the Pledge Agreement. On behalf of Holders of Debt Securities, the Trustee hereby expressly accepts the benefit of such pledge.

         SECTION 2. CERTAIN DELIVERIES BY COMPANY. On and as of the date hereof, the Company shall have delivered to the Trustee, as provided in Section 12.05 of the Indenture, the requisite Officers' Certificate and an opinion or opinions of counsel, which Officers' Certificate and opinion(s) of counsel shall comply with the requirements of such Section 12.05.

         SECTION 3. AUTHORIZATION TO EXECUTE ADDITIONAL DOCUMENTS. The Company hereby expressly acknowledges and approves the execution and delivery by the Trustee of the Pledge Agreement and the Trust Agreement (as defined in the Pledge Agreement), together with any and all other documents, certificates and instruments executed and delivered by the Trustee in accordance with the provisions thereof.

         SECTION 4. NO CONFLICT. The Company, as of the date of execution of this Fourth Supplemental Indenture, represents and warrants that the execution, delivery and performance of this Fourth Supplemental Indenture, will not violate, conflict with or constitute a breach of, or a default under, its Amended Articles of Incorporation or any other material agreement or instrument to which it is a party or which is binding on it or its assets.

         SECTION 5. SEVERABILITY. In case any provision of this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 6. NO THIRD PARTY BENEFITS. Nothing in this Fourth Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture, and the Holders of Debt Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

         SECTION 7. CONTINUING OF INDENTURE. This Fourth Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof. The Indenture, as supplemented by this Fourth Supplemental Indenture, shall continue in full force and effect.

         SECTION 8. THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

         SECTION 9. GOVERNING LAW. This Fourth Supplemental Indenture shall be construed in accordance with the laws of the State of New York (without reference to principles of conflicts of law).

         SECTION 10. DEFINED TERMS. All capitalized terms used in this Fourth Supplemental Indenture which are defined in the Indenture but not otherwise defined herein shall have the same meanings assigned to them in the Indenture.

         SECTION 11. COUNTERPARTS. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all such counterparts shall together constitute but one and the same instrument.



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.

                                   WORTHINGTON INDUSTRIES, INC.,
                                     an Ohio corporation


                                   By     /s/John P. McConnell
                                     ------------------------------------------
                                   Name:     John P. McConnell
                                        ---------------------------------------
                                   Title:   Chairman & Chief Executive Officer
                                         --------------------------------------

Attest:


/s/John T. Baldwin
------------------------------------
Name:    John T. Baldwin
     -------------------------------
Title:   Vice President & Chief Financial Officer
      -------------------------------------------


                                   J.P. MORGAN TRUST COMPANY, NATIONAL
                                        ASSOCIATION, as Trustee


                                   By  /s/Ronald J. McKenna
                                     ------------------------------------------
                                   Name:     Ronald J. McKenna
                                        ---------------------------------------
                                   Title:    Vice President
                                          -------------------------------------


Attest:

/s/L. M. Morford
------------------------------------
Name:    L. M. Morford
     -------------------------------
Title:   Assistant Vice President
      ------------------------------

STATE OF OHIO              )
                           )  SS:
COUNTY OF FRANKLIN         )

         On the 10th day of May, 2002, before me personally came John P. McConnell, to me known, who, being by me duly sworn, did depose and say that he is the Chairman and Chief Executive Officer of WORTHINGTON INDUSTRIES, INC., an Ohio corporation, one of the entities described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.


                              /s/Barbara J. Watson
                              --------------------------------------------------
                              Notary Public, Barbara J. Watson,
                              Notary Public, State of Ohio
                              My Commission expires October 5, 2002

SEAL






STATE OF PENNSYLVANIA      )
                           )  SS:
COUNTY OF ALLEGHENY        )

         On the 10th day of May, 2002, before me personally came Ronald J. McKenna, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, one of the entities described in and which executed the foregoing instrument; and that she/he signed her/his name thereto by authority of the Board of Directors of said national banking association.


                              /s/Judith A. McEachern
                              --------------------------------------------------
                              Notary Public, Judith A. McEachern, Notary Public City of Pittsburgh, Allegheny County
                              My Commission Expires Nov. 26, 2005
                              Member, Pennsylvania Association of Notaries

SEAL